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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Millennium Chemicals Inc. Retirement Savings and Investment Plan, of our reports (a) dated November 7, 1995, except for Note 12 as to which the date is July 2, 1996, with respect to the consolidated financial statements of HMB Holdings Inc. included in the Registration Statement on Form 10 of Millennium Chemicals Inc. filed with the Securities and Exchange Commission on August 23, 1996 and (b) dated June 18, 1996 with respect to the financial statements and schedules of the Hanson Industries Retirement Savings and Investment Plan (from which the Millennium Chemicals Inc. Retirement Savings and Investment Plan is a spinoff) (the "Plan") included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1995 as filed with the Securities and Exchange Commission.

                                                          ERNST & YOUNG LLP

Hackensack, New Jersey
September 27, 1996.



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